Exhibit 99.1

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First Quarter 2012
Earnings Release
and Supplemental Information

[PHOTOGRAPH OF CH1 DATA CENTER FACILITY]

[PHOTOGRAPH OF CH1 DATA CENTER FACILITY]

CH1 Data Center
Elk Grove Village, IL

DuPont Fabros Technology, Inc. 1212 New York Avenue, NW Suite 900 Washington, D.C. 20005	(202) 728-0044 www.dft.com NYSE: DFT	Investor Relations Contact: Mr. Christopher A. Warnke investorrelations@dft.com (202) 478-2330

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First Quarter 2012 Results

Table of Contents

Earnings Release	1-4

Consolidated Statements of Operations	5

Reconciliations of Net Income to Funds From Operations and Adjusted Funds From Operations	6

Consolidated Balance Sheets	7

Consolidated Statements of Cash Flows	8

Operating Properties	9

Lease Expirations	10

Development Projects	11

Debt Summary and Debt Maturity	12

Selected Unsecured Debt Metrics and Capital Structure	13

Common Share and Operating Partnership Unit Weighted Average Amounts Outstanding	14

2012 Guidance	15

Note: This press release supplement contains certain non-GAAP financial measures that management believes are helpful in understanding the company’s business, as further discussed within this press release supplement. These financial measures, which include Funds From Operations, Adjusted Funds From Operations, Funds From Operations per share and Adjusted Funds From Operations per share, should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity. Information included in this supplemental package is unaudited.

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NEWS

DUPONT FABROS TECHNOLOGY, INC. REPORTS FIRST QUARTER 2012 RESULTS

Revenues up 14%

2012 Guidance Increased

Second Quarter Dividend Increased by 25%

WASHINGTON, DC, — April 26, 2012 - DuPont Fabros Technology, Inc. (NYSE: DFT) today reported results for the quarter ended March 31, 2012. All per share results are reported on a fully diluted basis.

Highlights

•	As of today, the company’s stabilized operating portfolio is 99% leased, the non-stabilized portfolio is 57% leased and in the development portfolio, ACC6 Phase II is 67% pre-leased.

•	First quarter 2012 activity:

•	Placed in service CH1 Phase II in Elk Grove Village, Illinois, comprising 18.2 megawatts (“MW”) of critical load.

•	Issued 2.6 million additional shares of 7.625% Series B perpetual preferred stock raising net proceeds of approximately $62.7 million.

•	Signed three leases totaling 4.83 MW and 23,385 raised square feet.

•	Commenced seven leases totaling 15.23 MW and 83,191 raised square feet.

•	Subsequent to the first quarter:

•	Signed two leases and a pre-lease totaling 18.42 MW and 92,917 raised square feet. ACC6 Phase I is now 83% leased and Phase II is 67% pre-leased.

•	Commenced development of ACC6 Phase II which we expect to complete at the end of 2012.

Hossein Fateh, President and Chief Executive Officer, said “We are pleased to have exceeded our leasing expectations at this point in the year. To date, we signed 23.25 MW of leases which includes a significant pre-lease on a future development. We remain focused on leasing and continue to believe our strategically located wholesale facilities provide us the opportunity to drive solid growth for our investors. The combination of strong operating results, the lease commencements to date and the outlook for the remainder of the year has contributed to the Board’s decision to increase the common dividend by 25 percent to an annualized rate of $0.60 per share and the company’s decision to increase our full year FFO guidance.”

First Quarter 2012 Results

For the quarter ended March 31, 2012, the company reported earnings of $0.08 per share compared to $0.15 per share for the first quarter of 2011. The decrease in earnings per share is due to lower capitalized interest and higher preferred dividends. Revenues increased 14%, or $9.9 million, to $78.4 million for the first quarter of 2012 over the first quarter of 2011. The increase in revenues is primarily due to new leases commencing at our non-stabilized properties.

Funds from Operations (“FFO”) for the quarter ended March 31, 2012 was $0.34 per share compared to $0.38 per share for the quarter ended March 31, 2011. The decrease of $0.04 per share is primarily due to:

•

Higher operating income, excluding depreciation, of $0.05 per share primarily due to new leases commencing of $0.07 per share, partially offset by the unreimbursed property operating expenses, real estate taxes and insurance of $0.02 per share.

•	Higher fixed charges of $0.09 per share representing lower capitalized interest expense of $0.06 per share and additional preferred dividends of $0.03 per share.

Portfolio Update

During the first quarter 2012, the company:

•	Signed three leases totaling 4.83 MW of critical load and 23,385 raised square feet with an average lease term of 6.5 years.

•	Two leases were at SC1 Phase I for 4.55 MW of critical load and 22,000 raised square feet. Both of these leases commenced in the first quarter.

•	One lease was at NJ1 Phase I for 0.28 MW of critical load and 1,385 raised square feet. This lease commenced in the first quarter.

Subsequent to the first quarter the company:

•	Signed two leases and one pre-lease for 18.42 MW and 92,917 raised square feet.

•

Two leases were at ACC6 Phase I totaling 9.75 MW and 48,984 raised square feet. One lease for 8.67 MW commenced in the second quarter and the other 1.08 MW lease will commence in the third quarter of 2012.

•

The pre-lease was at ACC6 Phase II totaling 8.67 MW and 43,933 raised square feet. This lease is scheduled to commence in equal parts in the first and third quarters of 2013. Separately, the company granted this tenant a delay of the lease commencements of 3.9 MW scheduled for 2012 and 2013 until 2013 and 2014 at our CH1 Phase II facility; however, the tenant has the ability to commence those leases earlier if it so chooses. In addition, the tenant also has the right to relinquish 2.6 MW of the 3.9 MW by notifying the company by January 2013.

•	Commenced development of ACC6 Phase II, which is 67% pre-leased. Completion is anticipated in late 2012.

Year-to-date, the company:

•	Signed six leases totaling 23.25 MW and 116,302 raised square feet with an average lease term of 12.5 years and approximate contract value of $600 million.

•	Commenced eight leases totaling 23.90 MW and 127,191 raised square feet.

Capital Markets Update

In January 2012, the company sold 2.6 million additional shares of 7.625% Series B preferred stock at a price of $25 per share raising net proceeds of approximately $62.7 million.

In March 2012, the company amended its unsecured line of credit, increasing the facility from $100 million to $225 million, extending the maturity to March 2016 and lowering the interest rate. The facility contains an accordion feature to increase the facility by an additional $175 million with lender approval.

As of today, there are no borrowings outstanding under the line of credit.

Common Dividend

The company’s Board of Directors increased the quarterly common dividend in the second quarter of 2012 by 25 percent to $0.15 per share, an annualized rate of $0.60 per share.

2012 Guidance

The company is increasing its 2012 FFO guidance range to $1.44 to $1.54 per share from $1.31 to $1.51 per share. The $0.08 increase in the midpoint to $1.49 per share is due to leases signed and commenced year to date, and the forecasted capitalization of interest and G&A costs due to the start of the ACC6 Phase II development.

The company has established an FFO guidance range of $0.35 to $0.37 per share for the second quarter of 2012. The $0.02 per share increase from the company’s first quarter 2012 FFO of $0.34 per share and the midpoint of the second quarter guidance range is primarily due to:

•	A positive impact of $0.03 from higher operating income excluding depreciation and

•	A negative impact of $0.01 from lower capitalized interest.

First Quarter 2012 Conference Call and Webcast Information

The company will host a conference call to discuss these results today, Thursday, April 26, 2012 at 10:00 a.m. ET. To access the live call, please visit the Investor Relations section of the company’s website at www.dft.com or dial 1-866-524-3160 (domestic) or 1-412-317-6760 (international). A replay will be available for seven days by dialing 1-877-344-7529 (domestic) or 1-412-317-0088 (international) using passcode 10012584. The webcast will be archived on the company’s website for one year at www.dft.com on the Presentations & Webcasts page.

Second Quarter 2012 Conference Call

DuPont Fabros Technology, Inc. expects to announce second quarter 2012 results on Wednesday, July 25, 2012 and to host a conference call to discuss those results at 10:00 a.m. ET on Thursday, July 26, 2012.

About DuPont Fabros Technology, Inc.

DuPont Fabros Technology, Inc. (NYSE: DFT) is a real estate investment trust (REIT) and leading owner, developer, operator and manager of wholesale data centers. The company’s data centers are highly specialized, secure, network-neutral facilities used primarily by national and international Internet and enterprise companies to house, power and cool the computer servers that support many of their most critical business processes. DuPont Fabros Technology, Inc. is headquartered in Washington, DC. For more information, please visit www.dft.com.

Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters described in these forward-looking statements include expectations regarding future events, results and trends and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the company’s control. The company faces many risks that could cause its actual performance to differ materially from the results contemplated by its forward-looking statements, including, without limitation, the risk that its assumptions underlying its 2012 FFO guidance are not realized, the risks related to the leasing of available space to third-party tenants, including delays in executing new leases and failure to negotiate leases on terms that will enable it to achieve its expected returns, the risk that the company may be unable to obtain new financing on favorable terms to facilitate, among other things, future development projects, the risks commonly associated with construction and development of new facilities (including delays and/or cost increases associated with the completion of new developments), risks relating to obtaining required permits and compliance with permitting, zoning, land-use and environmental requirements, the risk that the company will not declare and pay dividends as anticipated for 2012 and the risk that the company may not be able to maintain its qualification as a REIT for federal tax purposes. The periodic reports that the company files with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2011, contain detailed descriptions of these and many other risks to which the company is subject. These reports are available on our website at www.dft.com. Because of the risks described above and other unknown risks, the company’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management’s expectations and intentions only as of the date of this press release. The company assumes no responsibility to issue updates to the contents of this press release.

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands except share and per share data)

	Three months ended March 31,
	2012	2011
Revenues:
Base rent	$53,170	$47,188
Recoveries from tenants	24,086	20,858
Other revenues	1,126	453

Total revenues	78,382	68,499
Expenses:
Property operating costs	22,363	18,100
Real estate taxes and insurance	2,171	1,656
Depreciation and amortization	21,870	18,091
General and administrative	5,236	4,798
Other expenses	668	198

Total expenses	52,308	42,843

Operating income	26,074	25,656
Interest income	34	211
Interest:
Expense incurred	(11,863)	(7,659)
Amortization of deferred financing costs	(887)	(624)

Net income	13,358	17,584
Net income attributable to redeemable noncontrolling interests – operating partnership	(1,570)	(3,472)

Net income attributable to controlling interests	11,788	14,112
Preferred stock dividends	(6,619)	(4,157)

Net income attributable to common shares	$5,169	$9,955

Earnings per share – basic:
Net income attributable to common shares	$0.08	$0.15

Weighted average common shares outstanding	62,568,547	60,210,596

Earnings per share – diluted:
Net income attributable to common shares	$0.08	$0.15

Weighted average common shares outstanding	63,548,098	61,382,290

Dividends declared per common share	$0.12	$0.12

DUPONT FABROS TECHNOLOGY, INC.

RECONCILIATIONS OF NET INCOME TO FFO AND AFFO (1)

(unaudited and in thousands except share and per share data)

	Three months ended March 31,
	2012	2011
Net income	$13,358	$17,584
Depreciation and amortization	21,870	18,091
Less: Non real estate depreciation and amortization	(274)	(203)

FFO	34,954	35,472
Preferred stock dividends	(6,619)	(4,157)

FFO attributable to common shares and OP units	$28,335	$31,315

Straight-line revenues	(5,023)	(11,868)
Amortization of lease contracts above and below market value	(979)	(536)
Compensation paid with Company common shares	2,034	1,406

AFFO	$24,367	$20,317

FFO attributable to common shares and OP units per share - diluted	$0.34	$0.38

AFFO per share - diluted	$0.30	$0.25

Weighted average common shares and OP units outstanding - diluted	82,553,495	82,383,011

(1)	Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. The Company calculates FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP, impairment charges on depreciable real estate assets and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company also presents FFO attributable to common shares and OP units, which is FFO excluding preferred stock dividends. FFO attributable to common shares and OP units per share is calculated on a basis consistent with net income attributable to common shares and OP units and reflects adjustments to net income for preferred stock dividends.

The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared period over period, captures trends in occupancy rates, rental rates and operating expenses. The Company also believes that, as a widely recognized measure of the performance of equity REITs, FFO may be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to the Company’s FFO. Therefore, the Company believes that in order to facilitate a clear understanding of its historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of the Company’s liquidity, nor is it indicative of funds available to meet the Company’s cash needs, including its ability to pay dividends or make distributions.

The Company also presents FFO with supplemental adjustments to arrive at Adjusted FFO (“AFFO”). AFFO is FFO attributable to common shares and OP units excluding straight-line revenue, non-cash stock based compensation, gain or loss on derivative instruments, acquisition of service agreements, below market lease amortization net of above market lease amortization and early extinguishment of debt costs. AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund the Company’s cash needs including the Company’s ability to pay dividends. In addition, AFFO may not be comparable to similarly titled measurements employed by other companies. The Company’s management uses AFFO in management reports to provide a measure of REIT operating performance that can be compared to other companies using AFFO.

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands except share data)

	March 31, 2012	December 31, 2011
	(unaudited)
ASSETS
Income producing property:
Land	$73,197	$63,393
Buildings and improvements	2,309,961	2,123,377

	2,383,158	2,186,770
Less: accumulated depreciation	(262,654)	(242,245)

Net income producing property	2,120,504	1,944,525
Construction in progress and land held for development	142,802	320,611

Net real estate	2,263,306	2,265,136
Cash and cash equivalents	55,198	14,402
Restricted cash	19	174
Rents and other receivables	4,517	1,388
Deferred rent	131,885	126,862
Lease contracts above market value, net	11,080	11,352
Deferred costs, net	40,487	40,349
Prepaid expenses and other assets	27,019	31,708

Total assets	$2,533,511	$2,491,371

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Line of credit	$—	$20,000
Mortgage notes payable	143,500	144,800
Unsecured notes payable	550,000	550,000
Accounts payable and accrued liabilities	23,682	22,955
Construction costs payable	7,299	20,300
Accrued interest payable	14,186	2,528
Dividend and distribution payable	15,600	14,543
Lease contracts below market value, net	17,062	18,313
Prepaid rents and other liabilities	33,602	29,058

Total liabilities	804,931	822,497
Redeemable noncontrolling interests—operating partnership	463,740	461,739
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $.001 par value, 50,000,000 shares authorized:
Series A cumulative redeemable perpetual preferred stock, 7,400,000 issued and outstanding at March 31, 2012 and December 31, 2011	185,000	185,000
Series B cumulative redeemable perpetual preferred stock, 6,650,000 issued and outstanding at March 31, 2012 and 4,050,000 shares issued and outstanding at December 31, 2011	166,250	101,250
Common stock, $.001 par value, 250,000,000 shares authorized, 63,098,510 shares issued and outstanding at March 31, 2012 and 62,914,987 shares issued and outstanding at December 31, 2011	63	63
Additional paid in capital	915,438	927,902
Accumulated deficit	(1,911)	(7,080)

Total stockholders’ equity	1,264,840	1,207,135

Total liabilities and stockholders’ equity	$2,533,511	$2,491,371

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and in thousands)

	Three months ended March 31,
	2012	2011
Cash flow from operating activities
Net income	$13,358	$17,584
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	21,870	18,091
Straight line rent	(5,023)	(11,868)
Amortization of deferred financing costs	887	624
Amortization of lease contracts above and below market value	(979)	(536)
Compensation paid with Company common shares	2,034	1,406
Changes in operating assets and liabilities
Restricted cash	155	223
Rents and other receivables	(3,129)	(95)
Deferred costs	(175)	(1,300)
Prepaid expenses and other assets	(3,329)	(495)
Accounts payable and accrued liabilities	727	(1,524)
Accrued interest payable	11,658	11,681
Prepaid rents and other liabilities	2,139	(406)

Net cash provided by operating activities	40,193	33,385

Cash flow from investing activities
Investments in real estate – development	(22,410)	(110,589)
Interest capitalized for real estate under development	(1,155)	(6,254)
Improvements to real estate	(179)	(437)
Additions to non-real estate property	(54)	(63)

Net cash used in investing activities	(23,798)	(117,343)

Cash flow from financing activities
Issuance of preferred stock, net of offering costs	62,696	97,482
Line of credit:
Proceeds	15,000	—
Repayments	(35,000)	—
Mortgage notes payable:
Repayments	(1,300)	(1,300)
Return of escrowed proceeds	—	1,104
Exercises of stock options	429	129
Payments of financing costs	(2,015)	(155)
Dividends and distributions:
Common shares	(7,550)	(7,179)
Preferred shares	(5,572)	(3,723)
Redeemable noncontrolling interests – operating partnership	(2,287)	(2,634)

Net cash provided by financing activities	24,401	83,724

Net increase (decrease) in cash and cash equivalents	40,796	(234)
Cash and cash equivalents, beginning	14,402	226,950

Cash and cash equivalents, ending	$55,198	$226,716

Supplemental information:
Cash paid for interest	$1,361	$2,233

Deferred financing costs capitalized for real estate under development	$76	$295

Construction costs payable capitalized for real estate under development	$7,299	$48,027

Redemption of OP units for common shares	$2,400	$21,500

Adjustments to redeemable noncontrolling interests	$5,107	$60,376

DUPONT FABROS TECHNOLOGY, INC.

Operating Properties

As of March 31, 2012

Property	Property Location	Year Built/ Renovated	Gross Building Area (2)	Raised Square Feet (3)	Critical Load MW (4)	% Leased (5)	% Commenced (5)
Stabilized (1)
ACC2	Ashburn, VA	2001/2005	87,000	53,000	10.4	100%	100%
ACC3	Ashburn, VA	2001/2006	147,000	80,000	13.9	100%	100%
ACC4	Ashburn, VA	2007	347,000	172,000	36.4	100%	100%
ACC5	Ashburn, VA	2009-2010	360,000	176,000	36.4	100%	100%
CH1 Phase I	Elk Grove Village, IL	2008	285,000	122,000	18.2	98%	98%
VA3	Reston, VA	2003	256,000	147,000	13.0	100%	100%
VA4	Bristow, VA	2005	230,000	90,000	9.6	100%	100%

Subtotal— stabilized			1,712,000	840,000	137.9	99%	99%

Completed not Stabilized
NJ1 Phase I	Piscataway, NJ	2010	180,000	88,000	18.2	36%	36%
ACC6 Phase I (6)	Ashburn, VA	2011	131,000	66,000	13.0	8%	8%
SC1 Phase I	Santa Clara, CA	2011	180,000	88,000	18.2	38%	38%
CH1 Phase II	Elk Grove Village, IL	2012	200,000	109,000	18.2	79%	57%

Subtotal— non-stabilized			691,000	351,000	67.6	43%	37%

Total Operating Properties			2,403,000	1,191,000	205.5	81%	79%

(1)	Stabilized operating properties are either 85% or more leased or have been in service for 24 months or greater.
(2)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where the tenants’ computer servers are located), tenant common areas, areas controlled by the Company (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to the tenants.
(3)	Raised square footage is that portion of gross building area where the tenants locate their computer servers. The Company considers raised square footage to be the net rentable square footage in each of its facilities.
(4)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by tenants expressed in terms of megawatt, or MW, or kilowatt, or kW (1 MW is equal to 1,000 kW).
(5)	Percentage leased is expressed as a percentage of critical load that is subject to an executed lease. Percentage commenced is expressed as a percentage of critical load where the lease has commenced under generally accepted accounting principles. Leases executed as of March 31, 2012 represent $213 million of base rent on a straight-line basis and $202 million on a cash basis over the next twelve months.
(6)	As of April 26, 2012, ACC6 Phase I is 83% leased and 75% commenced.

DUPONT FABROS TECHNOLOGY, INC.

Lease Expirations

As of March 31, 2012

The following table sets forth a summary schedule of lease expirations of the operating properties for each of the ten calendar years beginning with 2012. The information set forth in the table below assumes that tenants exercise no renewal options and takes into account tenants’ early termination options.

Year of Lease Expiration	Number of Leases Expiring (1)	Raised Square Feet Expiring (in thousands) (2)	% of Leased Raised Square Feet	Total kW of Expiring Leases (3)	% of Leased kW	% of Annualized Base Rent
2012(4)	2	72	7.3%	6,878	4.1%	3.6%
2013	2	30	3.0%	3,030	1.8%	0.9%
2014	6	35	3.5%	6,287	3.8%	3.8%
2015	6	84	8.5%	16,250	9.8%	8.9%
2016	5	71	7.2%	11,640	7.0%	6.9%
2017	11	104	10.5%	19,195	11.5%	11.6%
2018	8	111	11.2%	22,702	13.7%	13.7%
2019	10	124	12.6%	22,367	13.5%	12.9%
2020	8	82	8.3%	13,895	8.4%	9.0%
2021	7	130	13.2%	21,669	13.0%	14.4%
After 2021	12	145	14.7%	22,302	13.4%	14.3%

Total	77	988	100%	166,215	100%	100%

(1)	Represents 33 tenants with 77 lease expiration dates, including three leases that have not yet commenced for one existing tenant. Top three tenants represent 47% of annualized base rent as of March 31, 2012, excluding one tenant’s lease that expires on April 30, 2012.
(2)	Raised square footage is that portion of gross building area where the tenants locate their computer servers. The Company considers raised square footage to be the net rentable square footage in each of its facilities.
(3)	One MW is equal to 1,000 kW.
(4)	One lease will expire on April 30, 2012, representing 67,000 raised square feet, 6.7% of leased raised square feet, 5,740 kW of critical load and 2.8% of annualized base rent as of March 31, 2012. The second lease has an option to terminate on six months notice.

DUPONT FABROS TECHNOLOGY, INC.

Development Projects

As of March 31, 2012

($ in thousands)

Property	Property Location	Gross Building Area (1)	Raised Square Feet (2)	Critical Load MW (3)	Construction in Progress & Land Held for Development (4)

Future Development Projects/Phases
SC1 Phase II	Santa Clara, CA	180,000	88,000	18.2	$61,621
NJ1 Phase II	Piscataway, NJ	180,000	88,000	18.2	39,212
ACC6 Phase II (5)	Ashburn, VA	131,000	66,000	13.0	26,169

		491,000	242,000	49.4	127,002

Land Held for Development
ACC7 Phase I /II	Ashburn, VA	360,000	176,000	36.4	10,052
ACC8	Ashburn, VA	100,000	50,000	10.4	3,693
SC2 Phase I/II	Santa Clara, CA	300,000	171,000	36.4	2,055

		760,000	397,000	83.2	15,800

Total		1,251,000	639,000	132.6	$142,802

(1)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where the tenants’ computer servers are located), tenant common areas, areas controlled by the Company (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to the tenants.
(2)	Raised square footage is that portion of gross building area where the tenants locate their computer servers. The Company considers raised square footage to be the net rentable square footage in each of its facilities.
(3)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by tenants expressed in terms of MW or kW (1 MW is equal to 1,000 kW).
(4)	Amount capitalized as of March 31, 2012. Future Phase II development projects include only land, shell, underground work and capitalized interest through Phase I opening.
(5)	As of April 26, 2012, ACC6 Phase II is 67% pre-leased and in development. Estimated total costs to build is $120 million.

DUPONT FABROS TECHNOLOGY, INC.

Debt Summary as of March 31, 2012

($ in thousands)

	Amounts	% of Total	Rates (1)	Maturities (years)
Secured	$143,500	21%	3.2%	2.7
Unsecured	550,000	79%	8.5%	5.0

Total	$693,500	100%	7.4%	4.5

Fixed Rate Debt:
Unsecured Notes	$550,000	79%	8.5%	5.0

Fixed Rate Debt	550,000	79%	8.5%	5.0

Floating Rate Debt:
Unsecured Credit Facility (2)	—	—	—	4.0
ACC5 Term Loan	143,500	21%	3.2%	2.7

Floating Rate Debt	143,500	21%	3.2%	2.7

Total	$693,500	100%	7.4%	4.5

Note:	The Company capitalized interest and deferred financing cost amortization of $1.2 million during the three months ended March 31, 2012.

(1)	Rates as of March 31, 2012.
(2)	The Unsecured Credit Facility was amended in March 2012, decreasing the interest rate to LIBOR plus 1.85%, increasing the commitment to $225.0 million and extending the maturity date to March 2016 with a one-year extension option.

Debt Maturity as of March 31, 2012

($ in thousands)

Year	Fixed Rate		Floating Rate		Total	% of Total	Rates (4)
2012	—		3,900	(2)	3,900	0.6%	3.2%
2013	—		5,200	(2)	5,200	0.7%	3.2%
2014	—		134,400	(2)	134,400	19.4%	3.2%
2015	125,000	(1)	—		125,000	18.0%	8.5%
2016	125,000	(1)	—	(3)	125,000	18.0%	8.5%
2017	300,000	(1)	—		300,000	43.3%	8.5%

Total	$550,000		$143,500		$693,500	100%	7.4%

(1)	The Unsecured Notes have mandatory amortizations of $125.0 million due in 2015, $125.0 million due in 2016 and $300.0 million due in 2017.
(2)	The ACC5 Term Loan matures on December 2, 2014 with no extension option and requires quarterly principal payments of $1.3 million through maturity.
(3)	The Unsecured Credit Facility was amended in March 2012, decreasing the interest rate to LIBOR plus 1.85%, increasing the commitment to $225.0 million and extending the maturity date to March 2016 with a one-year extension option.
(4)	Rates as of March 31, 2012.

DUPONT FABROS TECHNOLOGY, INC.

Selected Unsecured Debt Metrics

	3/31/12	12/31/11

Interest Coverage Ratio (not less than 2.0)	3.6	3.5

Total Debt to Gross Asset Value (not to exceed 60%)	24.9%	26.3%

Secured Debt to Total Assets (not to exceed 40%)	5.2%	5.3%

Total Unsecured Assets to Unsecured Debt (not less than 150%)	343.9%	329.5%

These selected metrics relate to DuPont Fabros Technology, LP’s outstanding unsecured debt. DuPont Fabros Technology, Inc. is the general partner of DuPont Fabros Technology, LP.

Capital Structure as of March 31, 2012

(in thousands except per share data)

Mortgage Notes Payable				$143,500
Unsecured Notes				550,000

Total Debt				693,500	22.7%
Common Shares	77%	63,098
Operating Partnership (“OP”) Units	23%	18,967

Total Shares and Units	100%	82,065
Common Share Price at March 31, 2012		$24.45

Common Share and OP Unit Capitalization			$2,006,489
Preferred Stock ($25 per share liquidation preference)			351,250

Total Equity				2,357,739	77.3%

Total Market Capitalization				$3,051,239	100.0%

DUPONT FABROS TECHNOLOGY, INC.

Common Share and OP Unit

Weighted Average Amounts Outstanding

	Q1 2012	Q1 2011
Weighted Average Amounts Outstanding for EPS Purposes:

Common Shares – basic	62,568,547	60,210,596
Shares issued from assumed conversion of:
- Restricted Shares	206,609	335,378
- Stock Options	772,942	836,316

Total Common Shares - diluted	63,548,098	61,382,290

Weighted Average Amounts Outstanding for FFO and AFFO Purposes:

Common Shares – basic	62,568,547	60,210,596
OP Units – basic	19,005,397	21,000,721

Total Common Shares and OP Units	81,573,944	81,211,317
Shares and OP Units issued from assumed conversion of:
- Restricted Shares	206,609	335,378
- Stock Options	772,942	836,316

Total Common Shares and Units - diluted	82,553,495	82,383,011

Period Ending Amounts Outstanding:

Common Shares	63,098,510
OP Units	18,966,881

Total Common Shares and Units	82,065,391

DUPONT FABROS TECHNOLOGY, INC.

2012 Guidance as of April 26, 2012

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

	Expected Q2 2012 per share	Expected 2012 per share
Net income per common share and unit – diluted	$0.08 to $0.10	$0.37 to $0.46
Depreciation and amortization, net	0.27	1.07 to 1.08

FFO per share – diluted (1)	$0.35 to $0.37	$1.44 to $1.54

2012 Debt Assumptions

Weighted average debt outstanding	$692.5 million
Weighted average interest rate	7.58%

Total interest costs	$52.5 million
Amortization of deferred financing costs	3.7 million
Interest expense capitalized	(3.5) million
Deferred financing costs amortization capitalized	(0.2) million

Total interest expense after capitalization	$52.5 million

2012 Other Guidance Assumptions

Total revenues	$320 to $340 million
Base rent (included in total revenues)	$220 to $230 million
Straight-line revenues (included in base rent)	$18 to $25 million
General and administrative expense	$18 million
Investments in real estate – development (2)	$100 million
Improvements to real estate excluding development	$4 million
Preferred stock dividends	$27 million
Annualized common stock dividend	$0.60 per share
Weighted average common shares and OP units - diluted	83 million

(1)	For information regarding FFO, see “Reconciliations of Net Income to FFO and AFFO” above.
(2)	Includes CH1 Phase II completion costs and $65 million of 2012 cash to build ACC6 Phase II.